UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): 1/13/2023

Gaming and Leisure Properties, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-36124	46-2116489
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)
845 Berkshire Blvd., Suite 200
Wyomissing, PA 19610
(Address of principal executive offices)

610-401-2900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	GLPI	Nasdaq
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On January 13, 2023, the operating partnership of Gaming and Leisure Properties, Inc., a Pennsylvania corporation, GLP Capital, L.P., a Pennsylvania limited partnership (the “Operating Partnership”), and GLP Financing II, Inc., a Delaware corporation and wholly owned subsidiary of the Operating Partnership (“Capital Corp.” and, together with the Operating Partnership, the “Issuers”), elected to call for full redemption all $500.0 million aggregate principal amount of the Issuers’ outstanding 5.375% Senior Notes due November 2023 (the “2023 Notes”) and notices of redemption have been sent to all registered holders of the 2023 Notes. The date of redemption for the 2023 Notes is February 12, 2023 (the “Redemption Date”), with payment of the applicable redemption prices to be made on February 13, 2023.

The redemption price for each series of Notes will be equal to the sum of the present values of the remaining scheduled payments of principal and interest on such Notes (exclusive of interest accrued to, but not including, the Redemption Date) as determined in accordance with the indenture governing the Notes, on the third business day prior to the Redemption Date, plus accrued and unpaid interest to, but excluding the Redemption Date.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

104	The cover page from the Company's Current Report on Form 8-K, dated January 13, 2023, formatted in Inline XBRL.

* * *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 13, 2023	GAMING AND LEISURE PROPERTIES, INC.

	By:	/s/ Desiree A. Burke
	Name:	Desiree A. Burke
	Title:	Chief Financial Officer and Treasurer

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